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WHITEHALL                                  NEWS RELEASE
Whitehall Jewellers, Inc.                  FOR IMMEDIATE RELEASE



                                           Contacts:  John R. Desjardins
                                                      Executive Vice President -
                                                      Finance and Administration
                                                      312-782-6800 - Ext. 151

                                                      Howard Adamski
                                                      Vice President - Treasurer
                                                      312-782-6800 - Ext. 286


                       WHITEHALL ANNOUNCES 3:2 STOCK SPLIT

         Chicago, IL - December 14, 1999 -- Whitehall Jewellers, Inc. (NASDAQ:WHJI) today announced that its Board of Directors has approved a 3:2 split of its common stock. The record date of the stock split is December 24, 1999. The additional shares will be mailed on January 4, 2000. The Company currently has 9,643,983 shares of Common Stock outstanding, and after giving effect to the stock split will have approximately 14,465,975 shares of Common Stock outstanding.

         Hugh M. Patinkin, Chairman and Chief Executive, commented, "We are pleased to announce a 3:2 stock split. This has been an eventful and productive year for the Company with strong comparable store sales increases, along with the opening of 46 new stores. We believe the stock split will make our stock more accessible to investors and also increase our liquidity."

         Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 293 stores in 33 states. The Company operates stores in regional and superregional


            For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

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shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and
Marks Bros. Jewelers.

All statements, trend analysis and other information contained in this report relative to markets for the Company's products and trends in the Company's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (1) the extent and results of the Company's store expansion strategy and associated occupancy costs; (2) the seasonality of the Company's business; (3) economic conditions, the retail sales environment and the Company's ability to execute its business strategy and the related effects on comparable store sales and other results; (4) the extent and success of the Company's marketing and promotional programs; (5) the extent to which the Company is able to retain and attract key personnel as well as personnel costs;
(6) competition; (7) the availability and cost of consumer credit; (8) relationships with suppliers; (9) timely "Year 2000" compliance by the Company and third party suppliers and service providers; (10) the Company's ability to maintain adequate information systems capacity and infrastructure; (11) the Company's leverage and cost of funds; (12) the Company's ability to maintain adequate loss prevention measures; (13) fluctuations in raw material prices including diamond, gem and gold prices; (14) regulation; (15) the successful integration of acquired locations and assets into the Company's existing operations; and, (16) the risk factors listed from time to time in the Company's filings with the Securities and Exchange Commission.











            For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com